CERTIFICATION OF
           PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Amendment No. 1 to Form 10-QSB of Championlyte Holdings, Inc. for the quarter ended September 30, 2004, I, David Goldberg, Principal Executive Officer and Principal Financial Officer of Championlyte Holdings,Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

      1. Such Quarterly Report on Amendment No. 1 to Form 10-QSB for the period ended September 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in such Quarterly Report on Amendment No. 1 to Form 10-QSB for the period ended September 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of Championlyte Holdings, Inc. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request

Dated: November 16, 2004

CHAMPIONLYTE HOLDINGS, INC.

By: /s/ David Goldberg
    -------------------------------------
David Goldberg
CEO (Principal Executive Officer),
CFO (Principal Financial Officer)
and President